Exhibit 4.3

FORM OF EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”), dated as of November 12, 2018, is entered into by and between ADIAL PHARMACEUTICALS, INC., a Delaware corporation (the “Company”) and [            ] (“WH”).

WITNESSETH:

WHEREAS, WH holds [         ] warrants to purchase units of the Company (the “Unit Warrants”), exercisable at $5.00 per unit, with each unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock exercisable at $6.25 per share;

WHEREAS, WH is willing to exchange the Unit Warrants for Common Stock Warrants, exercisable at $5.00 per share, to purchase the number of shares of Common Stock underlying the Unit Warrants and Common Stock Warrants, exercisable at $6.25 per share, to purchase the number of shares of Common Stock underlying the Unit Warrants in the form attached as Exhibits I and II hereto (collectively, the “New Warrants”);

WHEREAS, the exchange of the Unit Warrants for the New Warrants is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, in consideration for the foregoing, the parties hereto agree as follows:

1.	WH and the Company hereby agree to exchange the Unit Warrants for the New Warrants. Thus, concurrently with the execution of this Agreement, WH shall deliver to the Company, the Unit Warrants and the Company shall as soon as practicable issue and deliver to WH the New Warrants.

2.	WH represents and warrants that it owns all right, title and interest in and to the Unit Warrants, free and clear of any liens or encumbrances, and has full authority to enter into this Agreement. WH has the requisite power and authority to enter into and perform this Agreement and to purchase the New Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement by WH and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of WH is required.

3.	WH acknowledges that (i) neither the sale or resale of the New Warrants nor the sale or resale of the securities underlying the New Warrants, has been registered under the 1933 Act or any applicable state securities laws, and neither the New Warrants nor the securities underlying the New Warrants, may be transferred unless (a) the New Warrants are sold pursuant to an effective registration statement under the 1933 Act, or (b) WH shall have delivered to the Company, an opinion of counsel to the effect that the New Warrants to be sold or transferred may be sold or transferred pursuant to an exemption from such registration. Until such time as the New Warrants have been registered under the 1933 Act or may be sold pursuant to an exemption thereunder, the New Warrants shall bear a restrictive legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT”). NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, THE SUBSTANCE OF WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

4.	WH represents and warrants to, and covenants with, the Company that WH: (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the New Warrants and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the New Warrants; (b) WH, in connection with its decision to purchase the New Warrants, relied only upon the documents of the Company filed with the Securities and Exchange Commission, other publicly available information. WH is, and all its equity owners are, an “accredited investor” pursuant to Rule 501 of Regulation D under the 1933 Act; (c) WH is acquiring the New Warrants for its own account for investment only and with no present intention of distributing any of the New Warrants or any arrangement or understanding with any other persons regarding the distribution of the New Warrants; (d) WH has not been organized, reorganized or recapitalized specifically for the purpose of investing in the New Warrants; (e) WH will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the New Warrants except in compliance with the 1933 Act and applicable state securities laws; (f) WH understands that the New Warrants are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and that the Company are relying upon the truth and accuracy of, and WH’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of WH set forth herein in order to determine the availability of such exemptions and the eligibility of WH to acquire the New Warrants; (g) WH understands that its investment in the New Warrants involves a significant degree of risk, including a risk of total loss of WH’s investment; and (h) WH understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the New Warrants.

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5.	This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereto, superseding all prior agreements, understandings or discussions.

The parties hereby agree that any disputes hereunder, which the parties are unable to resolve between themselves within thirty (30) days of the notice of dispute from either party, shall be settled by binding arbitration in the State of Delaware. Any arbitration will be administered by the American Arbitration Association (“AAA”), and the neutral arbitrator will be selected in a manner consistent with AAA’s national rules for the resolution of business disputes. The arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication, motions to dismiss and demurrers, and motions for class certification, prior to any arbitration hearing. The arbitrator shall have the power to award any remedies available under applicable law, and the arbitrator shall award attorneys’ fees and costs to the prevailing party except as prohibited by law. Each party will each be responsible for their respective administrative and/or hearing fees charged by the arbitrator or the AAA associated with any arbitration. The decision of the arbitrator shall be in writing and shall be final and binding upon the parties. Except as provided by the AAA rules and this Agreement, arbitration shall be the sole, exclusive and final remedy for any dispute between the parties. Accordingly, except as provided for by said rules and this Agreement, neither party will be permitted to pursue court action regarding claims that are subject to arbitration.

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IN WITNESS WHEREOF, the Company and WH have caused this Agreement to be executed by their duly authorized representatives on the date as first written above.

ADIAL PHARMACEUTICALS, INC.

By:
Name:	Joseph A. M. Truluck
Title:	COO/CFO

By:
Name:
Title:

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